Exhibit 99.2

Media General Reports December Revenues

          RICHMOND, Va., Jan. 26 /PRNewswire-FirstCall/ -- Media General, Inc. (NYSE: MEG) today reported that December 2005 revenues of $73.3 million increased 1.5 percent from December 2004.  On a divisional basis, Publishing’s total revenues showed a small decline of 0.4 percent, Broadcast revenues increased 3.3 percent and Interactive Media revenues rose 42.5 percent.

          In the Publishing Division, newspaper advertising revenues increased $270,000, or 0.7 percent, compared to a strong December 2004.  Including revenues from the company’s newspaper Web sites, newspaper advertising revenues rose 1.3 percent for December and total Publishing revenues increased 0.1 percent.

          Classified revenues increased $260,000, or 2 percent.  Including online advertising, total Classified revenues increased 3.6 percent in December.  Employment linage at The Tampa Tribune increased 9.1 percent and rose 12.3 percent at the Winston-Salem Journal.  The Richmond Times-Dispatch posted a 1.9 percent decline mostly due to lower employment advertising by state and local governments and schools.

          At The Tampa Tribune, total Classified advertising revenues increased 4.1 percent, the Richmond Times-Dispatch was even with last year, and the Winston-Salem Journal was down 1.7 percent.  Community newspapers were up 0.8 percent.

          For the company’s three metro newspapers, employment linage increased 4.2 percent and real estate linage rose 31.7 percent.  Automotive linage was down 17 percent, similar to the last several months, due to automotive dealers continuing to hold back on spending.

          Retail revenues decreased $30,000 or 0.2 percent.  The Tampa Tribune’s retail revenues were below last year by 1.4 percent, mostly the result of declines in the department store category.  Retail revenues at the Richmond Times-Dispatch declined 7.5 percent, primarily due to decreases in the department and jewelry store categories. The Winston-Salem Journal was up 3.7 percent, reflecting higher spending in the department store, sporting goods and jewelry store categories. Community newspaper Retail revenues were up 1.2 percent.

          National revenues declined $80,000, or 2 percent.  The Tampa Tribune’s National revenues were even with last year, while the Richmond Times-Dispatch reported a 2.3 percent decline, reflecting lower spending in the telecommunications category, and the Winston-Salem Journal had a 14.7 percent decrease, also the result of lower telecommunications advertising as well as a decrease in National automotive advertising.

          Due primarily to a change in wholesale rates to independent carriers, for which there was a corresponding expense decrease, Circulation revenues were down 5.7 percent, or $390,000, from last year.  While some Media General newspapers experienced circulation volume declines in December, 11 newspapers reported Daily circulation volume growth and five newspapers did so for Sunday.

          Gross time sales in the Broadcast Division of $25.1 million were up $2.1 million, or 9.2 percent, due to strong Local and National time sales growth. In December, Political spending was minimal in this off-election year.

          Local time sales grew $1.4 million, or 9.3 percent, driven by new business development initiatives, particularly at the company’s Tampa, Spartanburg, Birmingham, Roanoke and Florence stations.  There were advances in the furniture, automotive, financial, department store and telecommunications categories.

           National time sales increased $670,000, or 9 percent.  This increase was due primarily to higher spending in the department store, telecommunications and automotive categories, which offset decreases in fast food and specialty store advertising.

          Interactive Media Division revenues rose 42.5 percent to $1.7 million, fueled by a 35.7 percent increase in Classified advertising, led by employment, as well as a strong performance in various new products and a 19.1 percent increase in Local advertising.  Revenues from Blockdot, acquired in July 2005, also contributed to the growth.

          About Media General

          Media General is a diversified communications company operating leading newspapers, television stations and online enterprises, primarily in the Southeastern United States.  The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 100 weekly newspapers and other publications. The company’s broadcasting assets include 26 network-affiliated television stations that reach more than 30 percent of the television households in the Southeast and nearly 8 percent of those in the United States.  The company’s interactive media assets include more than 50 online enterprises that are associated with its newspapers and television stations. Media General also owns a 33 percent interest in SP Newsprint Company, a manufacturer of recycled newsprint.

MEDIA GENERAL INC.
Revenues and Page Views

	December

	2005	2004	% Change

Revenues (000)	$73,259	$72,167	1.5%
Publishing	46,132	46,327	(0.4)%
Broadcast	25,845	25,015	3.3%
Interactive Media	1,650	1,158	42.5%
Eliminations	(368)	(333)	(10.5)%
Selected Publishing Revenues (000)
By Category
Advertising	$38,713	$38,440	0.7%
Classified	13,273	13,017	2.0%
Retail	20,335	20,367	(0.2)%
National	4,047	4,131	(2.0)%
Other	1,058	925	14.4%
Circulation	6,460	6,848	(5.7)%
By Property
Richmond	10,277	10,950	(6.1)%
Tampa	15,055	14,874	1.2%
Winston-Salem	4,473	4,494	(0.5)%
Community Newspapers	16,039	15,798	1.5%
Advertising Revenues (000)
Richmond	$8,003	$8,391	(4.6)%
Tampa	13,628	13,463	1.2%
Winston-Salem	3,653	3,669	(0.4)%
Community Newspapers	12,988	12,710	2.2%
Broadcast Time Sales (gross) (000)	$25,108	$22,987	9.2%
Local	16,986	15,545	9.3%
National	8,118	7,449	9.0%
Political	4	(7)	—
Selected Online Total Page Views
TBO.com (Tampa, Fla.)	16,698,444	15,102,136	10.6%
TimesDispatch.com (Richmond, Va.)	8,467,655	6,902,525	22.7%
JournalNow.com (Winston-Salem, N.C.)	3,372,323	2,880,611	17.1%

Notes:   All data are subject to later adjustment.

MEDIA GENERAL INC.
Revenues and Page Views

	Year-to-Date

	2005	2004	% Change

Revenues (000)	$917,937	$900,420	1.9%
Publishing	587,849	566,487	3.8%
Broadcast	314,412	323,653	(2.9)%
Interactive Media	20,487	13,920	47.2%
Eliminations	(4,811)	(3,640)	(32.2)%
Selected Publishing Revenues (000)
By Category
Advertising	$489,948	$465,240	5.3%
Classified	209,964	193,942	8.3%
Retail	226,471	219,739	3.1%
National	45,541	44,163	3.1%
Other	7,972	7,396	7.8%
Circulation	85,101	89,025	(4.4)%
By Property
Richmond	138,970	137,851	0.8%
Tampa	191,987	178,681	7.4%
Winston-Salem	54,307	53,771	1.0%
Community Newspapers	200,104	193,959	3.2%
Advertising Revenues (000)
Richmond	$108,119	$104,862	3.1%
Tampa	173,676	160,735	8.1%
Winston-Salem	43,945	43,725	0.5%
Community Newspapers	160,368	153,794	4.3%
Broadcast Time Sales (gross) (000)	$313,639	$323,608	(3.1)%
Local	206,323	183,529	12.4%
National	105,135	102,423	2.6%
Political	2,181	37,656	(94.2)%
Selected Online Total Page Views
TBO.com (Tampa, Fla.)	228,815,803	231,493,016	(1.2)%
TimesDispatch.com (Richmond, Va.)	106,937,752	81,767,495	30.8%
JournalNow.com (Winston-Salem, N.C.)	43,929,947	35,147,735	25.0%

Notes:   All data are subject to later adjustment.

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	December

	2005	2004	% Change

RICHMOND TIMES-DISPATCH
Retail	30,885	35,418	(12.8)%
National	9,715	11,132	(12.7)%
Classified	50,895	56,288	(9.6)%
Total	91,495	102,838	(11.0)%
TAMPA TRIBUNE
Retail	49,010	51,184	(4.2)%
National	17,072	16,349	4.4%
Classified	116,950	116,240	0.6%
Total	183,032	183,773	(0.4)%
WINSTON-SALEM JOURNAL
Retail	41,994	39,521	6.3%
National	8,217	9,618	(14.6)%
Classified	46,471	47,231	(1.6)%
Total	96,682	96,370	0.3%
COMMUNITY & ASSOCIATES DAILIES
Retail	354,914	348,987	1.7%
National	28,915	30,477	(5.1)%
Classified	345,950	386,627	(10.5)%
Total	729,779	766,091	(4.7)%
MEDIA GENERAL DAILIES TOTAL
Retail	476,803	475,110	0.4%
National	63,919	67,576	(5.4)%
Classified	560,266	606,386	(7.6)%
Total	1,100,988	1,149,072	(4.2)%

*	Advertising is in column inches — full run only

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	Year-to-Date

	2005	2004	% Change

RICHMOND TIMES-DISPATCH
Retail	379,846	409,466	(7.2)%
National	123,406	128,879	(4.2)%
Classified	898,985	915,432	(1.8)%
Total	1,402,237	1,453,777	(3.5)%
TAMPA TRIBUNE
Retail	559,827	543,824	2.9%
National	186,811	184,871	1.0%
Classified	1,653,673	1,645,569	0.5%
Total	2,400,311	2,374,264	1.1%
WINSTON-SALEM JOURNAL
Retail	445,451	463,189	(3.8)%
National	104,856	103,136	1.7%
Classified	734,889	726,998	1.1%
Total	1,285,196	1,293,323	(0.6)%
COMMUNITY & ASSOCIATES DAILIES
Retail	4,074,576	4,080,481	(0.1)%
National	348,336	365,577	(4.7)%
Classified	5,314,619	5,551,227	(4.3)%
Total	9,737,531	9,997,285	(2.6)%
MEDIA GENERAL DAILIES TOTAL
Retail	5,459,700	5,496,960	(0.7)%
National	763,409	782,463	(2.4)%
Classified	8,602,166	8,839,226	(2.7)%
Total	14,825,275	15,118,649	(1.9)%

*	Advertising is in column inches — full run only

SOURCE  Media General, Inc.
          -0-                                                  01/26/2006
          /CONTACT:  Investor Contact: Lou Anne J. Nabhan, +1-804-649-6103, or Media Contact: Ray Kozakewicz, +1-804-649-6748, both of Media General, Inc./
          /First Call Analyst: /
          /FCMN Contact: etucker@mediageneral.com /
          /Web site:  http://www.mediageneral.com /